Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Helmerich & Payne, Inc.

Offer to Exchange

Up to $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027
(CUSIP 423452 AL5)

Up to $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029
(CUSIP 423452 AM3)

Up to $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034
(CUSIP 423452 AN1)
that have been registered under the Securities Act of 1933, as amended, for
$350,000,000 aggregate principal amount of outstanding 4.650% Senior Notes due 2027
(CUSIP 423452 AH4)

$350,000,000 aggregate principal amount of outstanding 4.850% Senior Notes due 2029
(CUSIP 423452 AJ0)

$550,000,000 aggregate principal amount of outstanding 5.500% Senior Notes due 2034
(CUSIP 423452 AK7)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2025, UNLESS THE ISSUER EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFER. IF THE ISSUER EXTENDS THE EXCHANGE OFFER, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

This form or one substantially equivalent hereto must be used to accept an offer (the “Exchange Offer”) of Helmerich & Payne, Inc. (the “Issuer”) to exchange an aggregate principal amount of (i) up to $350,000,000 aggregate principal amount of the Issuer’s 4.650% Senior Notes due 2027, (ii) up to $350,000,000 aggregate principal amount of the Issuer’s 4.850% Senior Notes due 2029 and (iii) up to $550,000,000 aggregate principal amount of the Issuer’s 5.500% Senior Notes due 2034 that have, in each case, been registered under the Securities Act of 1933, as amended, for (i) $350,000,000 aggregate principal amount of the Issuer’s 4.650% Senior Notes due 2031 (2027 (the “Old 2027 Notes”), (ii) $350,000,000 aggregate principal amount of the Issuer’s 4.850% Senior Notes due 2029 (the “Old 2029 Notes”) and (iii) $550,000,000 aggregate principal amount of the Issuer’s 5.500% Senior Notes due 2034 (together with the Old 2027 Notes and the Old 2029 Notes, the “Old Notes”), each issued on September 17, 2024, that are, in each case, outstanding and unregistered, upon the terms and subject to the conditions set forth in the Prospectus, dated            , 2025 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), prior to the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: Computershare Trust Company, N.A., Exchange Agent

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Computershare Trust Company, N.A. Corporate Trust Operations 1505 Energy Park Drive St. Paul, MN 55108	Computershare Trust Company, N.A. Corporate Trust Operations 1505 Energy Park Drive St. Paul, MN 55108	Computershare Trust Company, N.A. Corporate Trust Operations 1505 Energy Park Drive St. Paul, MN 55108

to confirm by telephone or for information at (800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Issuer the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Aggregate Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)

Name(s) of Holders

Name of Eligible Guarantor Institution
Guaranteeing Delivery

Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X		Date

X		Date

Signature(s) of Owner(s) or Authorized Signatory
Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuer, submit proper evidence satisfactory to the Issuer of such person’s authority to so act. Please print name(s) and address(es).

Name(s)

Capacity

Address(es)

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Tel. No:	Dated:

NOTE: DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.